Exhibit 99.1

News Release

JLL Reports Financial Results for Third-Quarter 2024
Double-digit revenue growth, coupled with ongoing cost discipline, drove strong bottom-line performance
CHICAGO, November 6, 2024 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the third quarter of 2024. Transactional6 revenue growth accelerated to double digits and complemented continued momentum in Resilient6 business line revenues. Diluted earnings per share were $3.20, up from $1.23 last year; adjusted diluted earnings per share1 were $3.50, up from $2.19.
•Third-quarter revenue was $5.9 billion, up 15% in local currency1
•Resilient6 revenues grew 16% in local currency and Transactional6 revenues were up 11% in local currency
◦Leasing, within Markets Advisory, increased 21% with broad-based geographic and asset class growth led by U.S. office
◦Capital Markets delivered 14% growth as momentum grew in investment sales and debt/equity advisory
◦Work Dynamics extended its growth momentum, highlighted by a 20% increase in Workplace Management
•Continued profitability improvement led by Transactional6 revenue growth and the combination of cost discipline and platform leverage
•JLL enhanced digital leasing capabilities, closing on the acquisition of Raise Commercial Real Estate in mid-October
"JLL achieved strong third-quarter revenue and profit growth fueled by continued high demand for our outsourcing services and an acceleration in transactional activity," said Christian Ulbrich, JLL CEO. "Amidst a dynamic macro backdrop, our combination of data insights, talented people, and investments in our platform and technology is enhancing the way we work, delivering innovative capabilities our clients value. We are excited by significant opportunities in front of us and expect to continue to capitalize on them, driving meaningful and increasingly resilient top and bottom-line growth, financial returns, and cash flow generation."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	% Change in USD	% Change in LC	2024	2023	% Change in USD	% Change in LC

Revenue	$5,868.8	$5,111.4	15%	15%	$16,622.0	$14,879.4	12%	12%

Net income attributable to common shareholders	$155.1	$59.7	160%	161%	$305.6	$53.0	477%	492%
Adjusted net income attributable to common shareholders[1]	170.0	106.3	60	60	379.2	242.7	56	60

Diluted earnings per share	$3.20	$1.23	160%	160%	$6.32	$1.10	475%	492%
Adjusted diluted earnings per share[1]	3.50	2.19	60	60	7.84	5.02	56	59

Adjusted EBITDA[1]	$298.1	$217.3	37%	37%	$731.5	$555.3	32%	33%

Cash flows from operating activities	$261.6	$325.7	(20)%	n/a	$(142.0)	$(153.6)	8%	n/a
Free Cash Flow[5]	216.7	276.2	(22)%	n/a	(268.3)	(291.3)	8%	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for Third-Quarter 2024 - Page 2
Consolidated Third-Quarter 2024 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2024	2023			2024	2023
Markets Advisory	$1,143.8	$992.4	15%	15%	$3,172.7	$2,924.2	8%	9%
Capital Markets	498.8	435.8	14	14	1,334.0	1,240.9	8	8
Work Dynamics	4,068.2	3,514.2	16	16	11,641.0	10,165.0	15	15
JLL Technologies	56.7	58.9	(4)	(4)	167.0	180.9	(8)	(8)
LaSalle	101.3	110.1	(8)	(8)	307.3	368.4	(17)	(16)
Total revenue	$5,868.8	$5,111.4	15%	15%	$16,622.0	$14,879.4	12%	12%
Gross contract costs[5]	$3,861.8	$3,327.1	16%	16%	$11,107.9	$9,666.2	15%	15%
Platform operating expenses	1,787.5	1,633.6	9	9	5,014.8	4,848.0	3	3
Restructuring and acquisition charges[4]	(8.8)	31.6	(128)	(128)	4.4	79.1	(94)	(95)
Total operating expenses	$5,640.5	$4,992.3	13%	13%	$16,127.1	$14,593.3	11%	11%
Net non-cash MSR and mortgage banking derivative activity[1]	$(5.1)	$(7.1)	28%	29%	$(25.9)	$(9.5)	(173)%	(172)%
Adjusted EBITDA[1]	$298.1	$217.3	37%	37%	$731.5	$555.3	32%	33%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for Third-Quarter 2024 - Page 3
Revenue
Revenue increased 15% compared with the prior-year quarter.
The collective 11% increase in Transactional6 revenue was led by Leasing, within Markets Advisory, up 21%, and Investment Sales, Debt/Equity Advisory and Other, within Capital Markets, up 18% excluding the impact of non-cash MSR and mortgage banking derivative activity.
Several businesses with Resilient6 revenues continued to deliver strong revenue growth, collectively up 16%, highlighted by Workplace Management, within Work Dynamics, up 20%, and Property Management, within Markets Advisory, up 8%. Growth in these businesses outpaced declines in LaSalle Advisory Fees, down 10%, and JLL Technologies, down 4%.
Refer to segment performance highlights for additional detail.
The following chart reflects the year-over-year change in revenue for each of the trailing eight quarters (QTD revenues, on a local currency basis). The chart shows the change in Transactional, Resilient and total revenue.
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JLL Reports Financial Results for Third-Quarter 2024 - Page 4
Net income and Adjusted EBITDA
Net income attributable to common shareholders for the third quarter was $155.1 million, compared with $59.7 million in 2023, and Adjusted EBITDA was $298.1 million, compared with $217.3 million last year.
Diluted earnings per share for the third quarter were $3.20 compared with $1.23 in the prior year. The $40.4 million change in Restructuring and acquisition charges, which are excluded from adjusted measures, reflected (i) an expense credit in the current quarter associated with a lower expected earn-out payout related to a 2021 U.S. property management joint venture as well as (ii) lower employment-related costs given the significant cost-out actions in 2023. Adjusted diluted earnings per share were $3.50 for the third quarter compared with $2.19 in 2023. The effective tax rates for the third quarters of 2024 and 2023 were 19.5% and 19.6%, respectively.
The growth in consolidated profit was primarily attributable to (i) higher revenues, both Transactional and certain Resilient revenues, including Workplace Management within Work Dynamics, and (ii) cost discipline and enhanced leverage of the company's platform. These drivers notably outpaced the timing of revenue-related expense accruals in Work Dynamics and lower contributions from LaSalle. Refer to the segment performance highlights for additional detail.
Net income attributable to common shareholders was $305.6 million for the nine months ended September 30, 2024, compared with income of $53.0 million last year, and Adjusted EBITDA was $731.5 million this year, compared with $555.3 million in 2023. Diluted earnings per share was $6.32 for the nine months ended September 30, 2024, up from diluted earnings per share of $1.10 in 2023; adjusted diluted earnings per share were $7.84, compared with $5.02 last year.

The following chart reflects the aggregation of segment Adjusted EBITDA for the third quarter of 2024 and 2023.
Aggregation of Segment Adjusted EBITDA (in millions)

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JLL Reports Financial Results for Third-Quarter 2024 - Page 5
Cash Flows and Capital Allocation:
Net cash provided by operating activities was $261.6 million for the third quarter of 2024, compared with $325.7 million in the prior-year quarter. Free Cash Flow5 was an inflow of $216.7 million this quarter, compared with $276.2 million in the prior year. In the current quarter, and as disclosed last quarter, the company repurchased a loan from Fannie Mae, negatively impacting operating cash flows. In addition, lower cash flow performance was partially due to nearly $30.0 million of higher cash taxes paid (approximately $117.0 million of incremental cash taxes paid on a year-to-date basis) as well as a $21.0 million headwind from Net reimbursables driven by growth in Workplace Management. Partially offsetting these items was higher cash provided by earnings, driven by improved business performance.
The number of shares repurchased and cash paid for repurchases is noted in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30, 2024
($ in millions)	2024	2023	2024	2023
Total number of shares repurchased (in 000's)	83.5	123.2	297.9	262.5
Total paid for shares repurchased	$20.1	20.1	$60.3	40.1
As of September 30, 2024, $1,033.3 million remained authorized for repurchase.
Net Debt, Leverage and Liquidity5:

	September 30, 2024	June 30, 2024	September 30, 2023

Total Net Debt (in millions)	$1,597.3	1,752.0	1,698.6

Net Leverage Ratio	1.4x	1.7x	1.9x

Corporate Liquidity (in millions)	$3,392.8	2,449.4	2,139.5
The decrease in Net Debt from June 30, 2024, reflected incremental cash flows from operating activities during the third quarter of 2024. The Net Debt reduction from September 30, 2023, was largely attributable to improved cash flows from operations over the trailing twelve months ended September 30, 2024, compared with the twelve-month period ended September 30, 2023.
In addition to the Corporate Liquidity detailed above, the company maintains a commercial paper program (the "Program") with $2.5 billion authorized for issuance. As of September 30, 2024, there was $800.0 million outstanding under the Program.
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JLL Reports Financial Results for Third-Quarter 2024 - Page 6
Markets Advisory Third-Quarter 2024 Performance Highlights:

Markets Advisory ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2024	2023			2024	2023
Revenue	$1,143.8	$992.4	15%	15%	$3,172.7	$2,924.2	8%	9%
Leasing	665.4	547.7	21	21	1,781.8	1,626.1	10	10
Property Management	452.3	419.2	8	8	1,318.6	1,229.3	7	8
Advisory, Consulting and Other	26.1	25.5	2	2	72.3	68.8	5	5
Segment operating expenses	$1,008.4	$923.0	9%	9%	$2,845.7	$2,715.2	5%	5%
Segment platform operating expenses	687.5	634.6	8	8	1,907.2	1,863.4	2	3
Gross contract costs[5]	320.9	288.4	11	11	938.5	851.8	10	11
Adjusted EBITDA[1]	$151.9	$85.1	78%	77%	$376.8	$256.1	47%	46%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
The broad-based increase in Markets Advisory revenue was primarily driven by Leasing and was led by the office sector. Most geographies achieved double-digit growth, notably the U.S., India, UK, Australia and Greater China. Globally, industrial was flat to the prior-year quarter, ending a multi-quarter trend of declines in the sector as deal size rebounded. In addition, the number of larger-scale Leasing deals, where JLL has historically had a greater presence, increased over the prior-year quarter in nearly all asset classes. Property Management revenue growth was led by expansion in the U.S. and several countries in Asia Pacific, including incremental revenue in the U.S. associated with pass-through expenses.
Higher Adjusted EBITDA was largely driven by transactional revenue growth and continued cost discipline. In addition, the timing of prior-year incentive compensation accruals positively impacted the year-over-year profit performance.
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JLL Reports Financial Results for Third-Quarter 2024 - Page 7
Capital Markets Third-Quarter 2024 Performance Highlights:

Capital Markets ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2024	2023			2024	2023
Revenue	$498.8	$435.8	14%	14%	$1,334.0	$1,240.9	8%	8%
Investment Sales, Debt/Equity Advisory and Other, excluding Net non-cash MSR(a)	376.9	317.3	19	18	976.7	879.8	11	11
Net non-cash MSR and mortgage banking derivative activity (a)	(5.1)	(7.1)	28	29	(25.9)	(9.5)	(173)	(172)
Value and Risk Advisory	86.0	87.5	(2)	(3)	262.0	256.1	2	2
Loan Servicing	41.0	38.1	8	8	121.2	114.5	6	6
Segment operating expenses	$455.9	$410.0	11%	11%	$1,287.8	$1,209.1	7%	7%
Segment platform operating expenses	444.4	398.5	12	11	1,250.9	1,175.2	6	6
Gross contract costs[5]	11.5	11.5	—	(1)	36.9	33.9	9	10
Equity earnings	$0.2	$0.7	(71)%	(67)%	$0.8	$6.1	(87)%	(86)%
Adjusted EBITDA[1]	$65.7	$50.3	31%	30%	$124.5	$97.0	28%	29%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
(a) Historically, net non-cash MSR and mortgage banking derivative activity was included in the Investment Sales, Debt/Equity Advisory and Other caption. Effective beginning Q2 2024, the net non-cash MSR and mortgage banking derivative activity revenue is separately presented in the above table and prior period financial information recast to conform with this presentation.
Capital Markets revenue growth was led by Investment Sales, Debt/Equity Advisory and Other, excluding Net non-cash MSR, as investor sentiment strengthened. This revenue growth was geographically broad-based, most notably in the United States and Europe, and was across nearly all asset classes, with hotels, office and industrial leading the way. Investment sales in the U.S. grew approximately 30%, meaningfully outperforming the broader market for investment sales, which grew 23% according to JLL Research.
The Adjusted EBITDA improvement was largely attributable to the transactional revenue growth described above and continued cost discipline.
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JLL Reports Financial Results for Third-Quarter 2024 - Page 8
Work Dynamics Third-Quarter 2024 Performance Highlights:

Work Dynamics ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2024	2023			2024	2023
Revenue	$4,068.2	$3,514.2	16%	16%	$11,641.0	$10,165.0	15%	15%
Workplace Management	3,164.6	2,637.1	20	20	9,057.4	7,687.7	18	18
Project Management	771.3	747.0	3	3	2,215.8	2,126.5	4	4
Portfolio Services and Other	132.3	130.1	2	1	367.8	350.8	5	4
Segment operating expenses	$4,019.6	$3,472.4	16%	16%	$11,513.3	$10,081.3	14%	14%
Segment platform operating expenses	500.9	455.9	10	10	1,411.3	1,333.8	6	6
Gross contract costs[5]	3,518.7	3,016.5	17	17	10,102.0	8,747.5	15	16
Adjusted EBITDA[1]	$74.3	$61.6	21%	20%	$196.3	$143.5	37%	37%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Work Dynamics revenue growth was led by continued strong performance in Workplace Management, largely from U.S. mandate expansions. Project Management revenue performance varied across geographies given shifts in business mix as lower pass-through costs partially offset management fees increases in the mid-single digits. Greater activity in Portfolio Services and Other was largely offset by the absence of fees associated with a large transaction on behalf of a U.S. client in 2023.
Adjusted EBITDA expansion was driven by the top-line performance described above with enhanced platform leverage, which more than offset nearly $10 million of expense associated with the timing of accruals related to gross receipts taxes in a handful of U.S. states.
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JLL Reports Financial Results for Third-Quarter 2024 - Page 9
JLL Technologies Third-Quarter 2024 Performance Highlights:

JLL Technologies ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2024	2023			2024	2023
Revenue	$56.7	$58.9	(4)%	(4)%	$167.0	$180.9	(8)%	(8)%
Segment operating expenses	$75.7	$68.5	11%	10%	$211.3	$218.0	(3)%	(3)%
Segment platform operating expenses(a)	74.3	65.2	14	14	207.3	207.0	—	—
Gross contract costs[5]	1.4	3.3	(58)	(59)	4.0	11.0	(64)	(64)
Adjusted EBITDA[1]	$(7.8)	$(5.7)	(37)%	(39)%	$(23.8)	$(25.2)	6%	6%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
(a) Included in Segment platform operating expenses is carried interest expense of $2.2 million and $4.3 million for the three and nine months ended September 30, 2024, and a carried interest benefit of $0.1 million and $9.4 million for the three and nine months ended September 30, 2023, related to Equity earnings (losses) of the segment.

The decline in JLL Technologies revenue was due to lower contract signings over the trailing twelve months in services offerings, partially offset by continued growth in software offerings.
The increase in segment operating expenses is primarily driven by 1) $6.3 million of non-cash losses from convertible notes associated with JLL Technologies investments, which are excluded from Adjusted EBITDA consistent with equity earnings/losses from investments, 2) an approximate $5 million reduction to incentive compensation in the prior-year quarter attributable to achievement against certain targets, and 3) an incremental $2.3 million of carried interest expense associated with net equity earnings on Spark Venture Funds investments.
The lower Adjusted EBITDA was primarily attributable to lower revenue as well as the incentive compensation and carried interest expenses items described above, which overshadowed the benefits of cost discipline and improved operating efficiency over the trailing twelve months.
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JLL Reports Financial Results for Third-Quarter 2024 - Page 10
LaSalle Third-Quarter 2024 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2024	2023			2024	2023
Revenue	$101.3	$110.1	(8)%	(8)%	$307.3	$368.4	(17)%	(16)%
Advisory fees	92.7	102.7	(10)	(10)	278.1	306.3	(9)	(8)
Transaction fees and other	8.6	7.4	16	17	24.4	22.8	7	10
Incentive fees	—	—	n.m.	n.m.	4.8	39.3	(88)	(87)
Segment operating expenses	$89.7	$86.8	3%	3%	$264.6	$290.6	(9)%	(9)%
Segment platform operating expenses	80.4	79.4	1	1	238.1	268.6	(11)	(11)
Gross contract costs[5]	9.3	7.4	26	26	26.5	22.0	20	21
Adjusted EBITDA[1]	$14.0	$26.0	(46)%	(45)%	$57.7	$83.9	(31)%	(28)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
LaSalle’s decrease in revenue was primarily attributable to declines in assets under management ("AUM") over the trailing twelve months, most notably in North America and Europe, and lower fees in Europe as a result of structural changes to a lower-margin business, as discussed in previous quarters this year.
The lower Adjusted EBITDA was largely driven by the decline in revenue. In addition, the prior-year quarter included a one-time reduction to a legacy incentive compensation accrual upon final determination of performance relative to target.
As of September 30, 2024, LaSalle had $84.6 billion of AUM. Compared with AUM of $92.9 billion as of September 30, 2023, the AUM as of September 30, 2024, decreased 9% in USD (7% in local currency). The net decrease in AUM over the trailing twelve months resulted from (i) $5.4 billion of dispositions and withdrawals, (ii) $3.9 billion of net valuation decreases, (iii) $1.7 billion of foreign currency decreases and (iv) a $0.8 billion decrease in uncalled committed capital and cash held, partially offset by (v) $3.5 billion of acquisitions and takeovers.
Finally, the company committed to invest an incremental $100 million in a LaSalle flagship fund, JLL Income Property Trust.
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JLL Reports Financial Results for Third-Quarter 2024 - Page 11
About JLL
For over 200 years, JLL (NYSE: JLL), a leading global commercial real estate and investment management company, has helped clients buy, build, occupy, manage and invest in a variety of commercial, industrial, hotel, residential and retail properties. A Fortune 500® company with annual revenue of $20.8 billion and operations in over 80 countries around the world, our more than 111,000 employees bring the power of a global platform combined with local expertise. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAYSM. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Wednesday, November 6, 2024, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (888) 660-6392; the conference ID number is 5398158. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the third quarter 2024 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Brian Hogan, Interim Head of Investor Relations.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL's filed Annual Report on Form 10-K for the year ended December 31, 2023, soon to be filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2024	2023	2024	2023

Revenue	$5,868.8	$5,111.4	$16,622.0	$14,879.4

Operating expenses:
Compensation and benefits	$2,854.6	$2,434.6	$7,869.4	$7,104.6
Operating, administrative and other	2,729.2	2,467.0	8,064.5	7,233.1
Depreciation and amortization	65.5	59.1	188.8	176.5
Restructuring and acquisition charges[4]	(8.8)	31.6	4.4	79.1
Total operating expenses	$5,640.5	$4,992.3	$16,127.1	$14,593.3

Operating income	$228.3	$119.1	$494.9	$286.1

Interest expense, net of interest income	38.1	37.1	110.3	103.9
Equity losses	(0.9)	(11.2)	(20.0)	(117.3)
Other income	2.9	3.0	14.1	1.9

Income before income taxes and noncontrolling interest	192.2	73.8	378.7	66.8
Income tax provision	37.4	14.5	73.8	13.0
Net income	154.8	59.3	304.9	53.8

Net (loss) income attributable to noncontrolling interest	(0.3)	(0.4)	(0.7)	0.8

Net income attributable to common shareholders	$155.1	$59.7	$305.6	$53.0

Basic earnings per common share	$3.26	$1.25	$6.43	$1.11
Basic weighted average shares outstanding (in 000's)	47,505	47,662	47,506	47,655

Diluted earnings per common share	$3.20	$1.23	$6.32	$1.10
Diluted weighted average shares outstanding (in 000's)	48,497	48,394	48,355	48,317

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
MARKETS ADVISORY
Revenue	$1,143.8	$992.4	$3,172.7	$2,924.2

Platform compensation and benefits	$582.5	$531.2	$1,588.4	$1,538.6
Platform operating, administrative and other	87.7	86.5	266.7	273.4
Depreciation and amortization	17.3	16.9	52.1	51.4
Segment platform operating expenses	687.5	634.6	1,907.2	1,863.4
Gross contract costs[5]	320.9	288.4	938.5	851.8
Segment operating expenses	$1,008.4	$923.0	$2,845.7	$2,715.2
Segment operating income	$135.4	$69.4	$327.0	$209.0
Add:
Equity earnings	0.1	0.1	0.5	0.3
Depreciation and amortization(a)	16.3	15.9	49.2	48.5
Other income	1.4	1.8	3.0	0.5
Net income attributable to noncontrolling interest	(0.2)	(0.2)	(0.5)	(0.8)
Adjustments:
Net (gain) loss on disposition	—	(0.9)	—	0.9
Interest on employee loans, net of forgiveness	(1.1)	(1.0)	(2.4)	(2.3)
Adjusted EBITDA[1]	$151.9	$85.1	$376.8	$256.1

(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
CAPITAL MARKETS
Revenue	$498.8	$435.8	$1,334.0	$1,240.9

Platform compensation and benefits	$365.5	$323.8	$994.2	$943.1
Platform operating, administrative and other	62.3	58.3	206.4	183.6
Depreciation and amortization	16.6	16.4	50.3	48.5
Segment platform operating expenses	444.4	398.5	1,250.9	1,175.2
Gross contract costs[5]	11.5	11.5	36.9	33.9
Segment operating expenses	$455.9	$410.0	$1,287.8	$1,209.1
Segment operating income	$42.9	$25.8	$46.2	$31.8
Add:
Equity earnings	0.2	0.7	0.8	6.1
Depreciation and amortization	16.6	16.4	50.3	48.5
Other income	1.6	1.3	3.0	1.5
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	5.1	7.1	25.9	9.5
Interest on employee loans, net of forgiveness	(0.7)	(0.6)	(1.7)	—
Gain on disposition	—	(0.4)	—	(0.4)
Adjusted EBITDA[1]	$65.7	$50.3	$124.5	$97.0

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
WORK DYNAMICS
Revenue	$4,068.2	$3,514.2	$11,641.0	$10,165.0

Platform compensation and benefits	$348.8	$332.9	$1,002.4	$958.9
Platform operating, administrative and other	127.3	103.3	342.6	316.0
Depreciation and amortization	24.8	19.7	66.3	58.9
Segment platform operating expenses	500.9	455.9	1,411.3	1,333.8
Gross contract costs[5]	3,518.7	3,016.5	10,102.0	8,747.5
Segment operating expenses	$4,019.6	$3,472.4	$11,513.3	$10,081.3
Segment operating income	$48.6	$41.8	$127.7	$83.7
Add:
Equity earnings	1.0	0.1	2.1	1.3
Depreciation and amortization	24.8	19.7	66.3	58.9
Net (income) loss attributable to noncontrolling interest	(0.1)	—	0.2	(0.4)
Adjusted EBITDA[1]	$74.3	$61.6	$196.3	$143.5

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
JLL TECHNOLOGIES
Revenue	$56.7	$58.9	$167.0	$180.9

Platform compensation and benefits(a)	$50.3	$48.7	$151.1	$155.3
Platform operating, administrative and other	19.1	12.6	42.0	39.8
Depreciation and amortization	4.9	3.9	14.2	11.9
Segment platform operating expenses	74.3	65.2	207.3	207.0
Gross contract costs[5]	1.4	3.3	4.0	11.0
Segment operating expenses	$75.7	$68.5	$211.3	$218.0
Segment operating loss	$(19.0)	$(9.6)	$(44.3)	$(37.1)
Add:
Depreciation and amortization	4.9	3.9	14.2	11.9
Adjustments:
Credit losses on convertible note investments	6.3	—	6.3	—
Adjusted EBITDA[1]	$(7.8)	$(5.7)	$(23.8)	$(25.2)
Equity earnings (losses)	$11.6	$(3.0)	$1.6	$(102.0)
(a) Included in Platform compensation and benefits is carried interest expense of $2.2 million and $4.3 million for the three and nine months ended September 30, 2024 and a carried interest benefit of $0.1 million and $9.4 million for the three and nine months ended September 30, 2023, related to Equity earnings (losses) of the segment.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
LASALLE
Revenue	$101.3	$110.1	$307.3	$368.4

Platform compensation and benefits	$59.8	$63.2	$180.1	$216.5
Platform operating, administrative and other	18.7	14.0	52.1	46.3
Depreciation and amortization	1.9	2.2	5.9	5.8
Segment platform operating expenses	80.4	79.4	238.1	268.6
Gross contract costs[5]	9.3	7.4	26.5	22.0
Segment operating expenses	$89.7	$86.8	$264.6	$290.6
Segment operating income	$11.6	$23.3	$42.7	$77.8
Add:
Depreciation and amortization	1.9	2.2	5.9	5.8
Other (expense) income	(0.1)	(0.1)	8.1	(0.1)
Net loss attributable to noncontrolling interest	0.6	0.6	1.0	0.4
Adjusted EBITDA[1]	$14.0	$26.0	$57.7	$83.9
Equity losses	$(13.8)	$(9.1)	$(25.0)	$(23.0)

JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows (Unaudited)

	Nine Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2024	2023		2024	2023
Cash flows from operating activities[7]:			Cash flows from investing activities:
Net income	$304.9	$53.8	Net capital additions – property and equipment	$(126.3)	$(137.7)
Reconciliation of net income to net cash used in operating activities:			Business acquisitions, net of cash acquired	(40.8)	(13.6)
Depreciation and amortization	188.8	176.5	Capital contributions to investments	(69.2)	(86.8)
Equity losses	20.0	117.3	Distributions of capital from investments	14.3	21.5
Net loss on dispositions	—	0.5	Acquisition of controlling interest, net of cash acquired	3.7	—
Distributions of earnings from investments	10.7	8.2	Other, net	(0.7)	(3.8)
Provision for loss on receivables and other assets	34.7	21.7	Net cash used in investing activities	(219.0)	(220.4)
Amortization of stock-based compensation	78.9	59.5	Cash flows from financing activities:
Net non-cash mortgage servicing rights and mortgage banking derivative activity	25.9	9.5	Proceeds from borrowings under credit facility	6,029.0	5,969.0
Accretion of interest and amortization of debt issuance costs	4.1	3.1	Repayments of borrowings under credit facility	(6,309.0)	(5,594.0)
Other, net	(5.2)	15.4	Proceeds from issuance of commercial paper	800.0	—
Change in:			Net repayments of short-term borrowings	(73.0)	(46.4)
Receivables	59.7	158.1	Payments of deferred business acquisition obligations and earn-outs	(5.1)	(22.6)
Reimbursable receivables and reimbursable payables	(160.0)	(110.7)	Repurchase of common stock	(60.4)	(39.4)
Prepaid expenses and other assets	(105.0)	(32.0)	Noncontrolling interest contributions (distributions), net	2.1	(4.2)
Income taxes receivable, payable and deferred	(172.0)	(114.0)	Other, net	(34.6)	(31.2)
Accounts payable, accrued liabilities and other liabilities	(100.1)	(91.7)	Net cash provided by financing activities	349.0	231.2
Accrued compensation (including net deferred compensation)	(327.4)	(428.8)	Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(1.8)	(9.6)
Net cash used in operating activities	$(142.0)	$(153.6)	Net change in cash, cash equivalents and restricted cash	$(13.8)	$(152.4)
			Cash, cash equivalents and restricted cash, beginning of the period	663.4	746.0
			Cash, cash equivalents and restricted cash, end of the period	$649.6	$593.6

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	September 30,	December 31,		September 30,	December 31,
(in millions, except share and per share data)	2024	2023		2024	2023
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$437.8	$410.0	Accounts payable and accrued liabilities	$1,162.0	$1,406.7
Trade receivables, net of allowance	1,998.5	2,095.8	Reimbursable payables	1,846.8	1,796.9
Notes and other receivables	414.6	446.4	Accrued compensation and benefits	1,366.4	1,698.3
Reimbursable receivables	2,535.4	2,321.7	Short-term borrowings	99.6	147.9
Warehouse receivables	2,055.9	677.4	Commercial paper, net of debt issuance costs	798.0	—
Short-term contract assets, net of allowance	327.3	338.3	Short-term contract liability and deferred income	200.1	226.4
Prepaid and other	637.2	567.4	Warehouse facilities	2,053.1	662.7
Total current assets	8,406.7	6,857.0	Short-term operating lease liability	162.8	161.9
Property and equipment, net of accumulated depreciation	599.3	613.9	Other	339.2	345.3
Operating lease right-of-use asset	746.8	730.9	Total current liabilities	8,028.0	6,446.1
Goodwill	4,667.2	4,587.4	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	721.1	785.0	Credit facility, net of debt issuance costs	332.8	610.6
Investments	866.5	816.6	Long-term debt, net of debt issuance costs	783.7	779.3
Long-term receivables	390.9	363.8	Long-term deferred tax liabilities, net	41.6	44.8
Deferred tax assets, net	525.9	497.4	Deferred compensation	653.0	580.0
Deferred compensation plans	672.2	604.3	Long-term operating lease liability	783.1	754.5
Other	220.6	208.5	Other	426.0	439.6
Total assets	$17,817.2	$16,064.8	Total liabilities	$11,048.2	$9,654.9

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,020.8	2,019.7
			Retained earnings	6,094.6	5,795.6
			Treasury stock	(921.8)	(920.1)
			Shares held in trust	(12.1)	(10.4)
			Accumulated other comprehensive loss	(535.1)	(591.5)
			Total company shareholders' equity	6,646.9	6,293.8
			Noncontrolling interest	122.1	116.1
			Total equity	6,769.0	6,409.9
			Total liabilities and equity	$17,817.2	$16,064.8

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA"),
(ii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share,
(iii)Free Cash Flow (refer to Note 5),
(iv)Net Debt (refer to Note 5) and
(v)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Effective January 1, 2024, the definitions of Adjusted EBITDA and Adjusted net income attributable to common shareholders were updated to exclude certain equity earnings/losses as further described below. Comparable periods have been recast to conform to the revised presentation.
Also effective with first-quarter 2024 reporting, the company no longer reports the non-GAAP measures "Fee revenue" and "Fee-based operating expenses" following the conclusion of a comment letter from the Securities and Exchange Commission Staff in February 2024.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles is primarily associated with the fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name. Such activity is excluded as it is non-cash and the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance. In 2023, the $0.5 million net loss included $1.8 million of loss related to the disposition of a business in Markets Advisory, partially offset by a $1.3 million gain related to the disposition of a business in Markets Advisory and Capital Markets.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in our Leasing and Capital Markets businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Equity Earnings/Losses (JLL Technologies and LaSalle) primarily reflects valuation changes on investments reported at fair value. Investments reported at fair value are increased or decreased each reporting period by the change in the fair value of the investment. Where the measurement alternative has been elected, our investment is increased or decreased upon observable price changes. Such activity is excluded as the amounts are generally non‑cash in nature and not indicative of core operating performance.
Note: Equity earnings/losses in the remaining segments represent the results of unconsolidated operating ventures (not investments), and therefore the amounts are included in adjusted profit measures on both a segment and consolidated basis.
Credit Losses on Convertible Note Investments reflects credit impairments associated with pre-equity convertible note investments in early-stage proptech enterprises. Such losses are similar to the equity investment-related losses included in equity earnings/losses for JLL Technologies' investments and are therefore consistently excluded from adjusted measures.

Reconciliation of Non-GAAP Financial Measures
Below are (i) a reconciliation of Net income attributable to common shareholders to Adjusted EBITDA, (ii) a reconciliation to Adjusted net income and (iii) components of Adjusted diluted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023

Net income attributable to common shareholders	$155.1	$59.7	$305.6	$53.0
Add:
Interest expense, net of interest income	38.1	37.1	110.3	103.9
Income tax provision	37.4	14.5	73.8	13.0
Depreciation and amortization(a)	64.5	58.1	185.9	173.6
Adjustments:
Restructuring and acquisition charges[4]	(8.8)	31.6	4.4	79.1
Net (gain) loss on disposition	—	(1.3)	—	0.5
Net non-cash MSR and mortgage banking derivative activity	5.1	7.1	25.9	9.5
Interest on employee loans, net of forgiveness	(1.8)	(1.6)	(4.1)	(2.3)
Equity losses - JLL Technologies and LaSalle	2.2	12.1	23.4	125.0
Credit losses on convertible note investments	6.3	—	6.3	—
Adjusted EBITDA	$298.1	$217.3	$731.5	$555.3

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except share and per share data)	2024	2023	2024	2023

Net income attributable to common shareholders	$155.1	$59.7	$305.6	$53.0
Diluted shares (in thousands)	48,497	48,394	48,355	48,317
Diluted earnings per share	$3.20	$1.23	$6.32	$1.10

Net income attributable to common shareholders	$155.1	$59.7	$305.6	$53.0
Adjustments:
Restructuring and acquisition charges[4]	(8.8)	31.6	4.4	79.1
Net non-cash MSR and mortgage banking derivative activity	5.1	7.1	25.9	9.5
Amortization of acquisition-related intangibles(a)	15.6	16.2	46.6	49.9
Net (gain) loss on disposition	—	(1.3)	—	0.5
Interest on employee loans, net of forgiveness	(1.8)	(1.6)	(4.1)	(2.3)
Equity losses - JLL Technologies and LaSalle	2.2	12.1	23.4	125.0
Credit losses on convertible note investments	6.3	—	6.3	—
Tax impact of adjusted items(b)	(3.7)	(17.5)	(28.9)	(72.0)
Adjusted net income attributable to common shareholders	$170.0	$106.3	$379.2	$242.7
Diluted shares (in thousands)	48,497	48,394	48,355	48,317
Adjusted diluted earnings per share	$3.50	$2.19	$7.84	$5.02
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.
(b) For the first half of 2024 and the first nine months of 2023, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction. For the third quarter of 2024, the tax impact of adjusted items was calculated using the consolidated effective tax rate, as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) Revenue, (ii) Operating income and (iii) Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2024	% Change	2024	% Change
Revenue:
At current period exchange rates	$5,868.8	15%	$16,622.0	12%
Impact of change in exchange rates	(8.5)	n/a	29.5	n/a
At comparative period exchange rates	$5,860.3	15%	$16,651.5	12%

Operating income:
At current period exchange rates	$228.3	92%	$494.9	73%
Impact of change in exchange rates	0.2	n/a	8.3	n/a
At comparative period exchange rates	$228.5	92%	$503.2	76%

Adjusted EBITDA:
At current period exchange rates	$298.1	37%	$731.5	32%
Impact of change in exchange rates	(0.1)	n/a	7.9	n/a
At comparative period exchange rates	$298.0	37%	$739.4	33%
2.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000%, favorable or unfavorable.
3.    As of September 30, 2024, LaSalle had $84.6 billion of real estate assets under management ("AUM"), composed of $45.0 billion invested in fund management vehicles, $36.4 billion invested in separate accounts and $3.2 billion invested in public securities. The geographic distribution was $28.6 billion in North America, $22.8 billion in Europe and $19.2 billion in Asia Pacific. The remaining $14.0 billion relates to Global Solutions which is a global business line.
    Compared with AUM of $86.6 billion as of June 30, 2024, the AUM as of September 30, 2024, decreased 2% in both USD and local currency. The net decrease in AUM during the quarter resulted from (i) $1.5 billion of dispositions and withdrawals, (ii) $0.6 billion of foreign currency decreases, (iii) $0.4 billion decrease in uncalled committed capital and cash held and (iv) $0.2 billion of net valuation decreases, partially offset by (v) $0.7 billion of acquisitions and takeovers.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $0.7 billion in private equity capital for the quarter ended September 30, 2024.

4.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of Restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows Restructuring and acquisition charges.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Severance and other employment-related charges	$6.1	$16.4	$17.8	$47.9
Restructuring, pre-acquisition and post-acquisition charges	6.0	15.1	20.1	31.7
Fair value adjustments that resulted in a net (decrease) increase to earn-out liabilities from prior-period acquisition activity	(20.9)	0.1	(33.5)	(0.5)
Total Restructuring and acquisition charges	$(8.8)	$31.6	$4.4	$79.1
5.    "Gross contract costs" represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses (with the corresponding fees in Revenue).
"Net Debt" is defined as the sum of the (i) Credit facility, inclusive of debt issuance costs, (ii) Long-term debt, inclusive of debt issuance costs, (iii) Commercial paper, inclusive of debt issuance costs and (iv) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing twelve-month Adjusted EBITDA.
Below is a reconciliation of total debt to Net Debt and the components of Net Leverage Ratio.

($ in millions)	September 30, 2024	June 30, 2024	September 30, 2023

Total debt	$2,035.1	$2,176.4	$2,088.1
Less: Cash and cash equivalents	437.8	424.4	389.5
Net Debt	$1,597.3	$1,752.0	$1,698.6

Divided by: Trailing twelve-month Adjusted EBITDA	$1,114.6	$1,033.8	$915.3
Net Leverage Ratio	1.4x	1.7x	1.9x
"Corporate Liquidity" is defined as the unused portion of the company's Credit facility plus cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by operating activities less net capital additions - property and equipment.
Below is a reconciliation of net cash used in operating activities to Free Cash Flow.

	Nine Months Ended September 30,
(in millions)	2024	2023

Net cash used in operating activities	$(142.0)	$(153.6)
Net capital additions - property and equipment	(126.3)	(137.7)
Free Cash Flow	$(268.3)	$(291.3)

6.    The company defines "Resilient" revenue as (i) Property Management, within Markets Advisory, (ii) Value and Risk Advisory, and Loan Servicing, within Capital Markets, (iii) Workplace Management, within Work Dynamics, (iv) JLL Technologies and (v) Advisory Fees, within LaSalle.
The company defines "Transactional" revenue as (i) Leasing and Advisory, Consulting and Other, within Markets Advisory, (ii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets, (iii) Project Management and Portfolio Services and Other, within Work Dynamics and (iv) Incentive fees and Transaction fees and other, within LaSalle.
7.     Within the Consolidated Statements of Cash Flows, the company made certain presentation changes and recast prior-period information to conform with the current presentation. More specifically, the company recast certain components and captions within Cash flows from operating activities, which had no impact on previously-reported Net cash provided by operating activities or on the other consolidated financial statements.
8.    Greater China: China, Hong Kong, Macau and Taiwan.

Appendix: Additional Segment Detail

	Three Months Ended September 30, 2024
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue(a)	$665.4	452.3	26.1	$1,143.8	$371.8	86.0	41.0	$498.8	$3,164.6	771.3	132.3	$4,068.2	$56.7	$101.3	$5,868.8
Gross contract costs[5]	$5.1	311.2	4.6	$320.9	$7.9	3.6	—	$11.5	$2,928.0	528.5	62.2	$3,518.7	$1.4	$9.3	$3,861.8
Platform operating expenses				$687.5				$444.4				$500.9	$74.3	$80.4	$1,787.5
Adjusted EBITDA[1]				$151.9				$65.7				$74.3	$(7.8)	$14.0	$298.1
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $5.1 million for the three months ended September 30, 2024 within Investment Sales, Debt/Equity Advisory and Other.

	Three Months Ended September 30, 2023
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$547.7	419.2	25.5	$992.4	$310.2	87.5	38.1	$435.8	$2,637.1	747.0	130.1	$3,514.2	$58.9	$110.1	$5,111.4
Gross contract costs[5]	$5.2	280.8	2.4	$288.4	$8.4	3.1	—	$11.5	$2,442.0	517.4	57.1	$3,016.5	$3.3	$7.4	$3,327.1
Platform operating expenses				$634.6				$398.5				$455.9	$65.2	$79.4	$1,633.6
Adjusted EBITDA[1]				$85.1				$50.3				$61.6	$(5.7)	$26.0	$217.3
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $7.1 million for the three months ended September 30, 2023 within Investment Sales, Debt/Equity Advisory and Other.

Appendix: Additional Segment Detail (continued)

	Nine Months Ended September 30, 2024
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue(a)	$1,781.8	1,318.6	72.3	$3,172.7	$950.8	262.0	121.2	$1,334.0	$9,057.4	2,215.8	367.8	$11,641.0	$167.0	$307.3	$16,622.0
Gross contract costs[5]	$15.2	914.1	9.2	$938.5	$27.6	9.3	—	$36.9	$8,384.5	1,529.6	187.9	$10,102.0	$4.0	$26.5	$11,107.9
Platform operating expenses				$1,907.2				$1,250.9				$1,411.3	$207.3	$238.1	$5,014.8
Adjusted EBITDA[1]				$376.8				$124.5				$196.3	$(23.8)	$57.7	$731.5
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $25.9 million for the nine months ended September 30, 2024 within Investment Sales, Debt/Equity Advisory and Other.

	Nine Months Ended September 30, 2023
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue(a)	$1,626.1	1,229.3	68.8	$2,924.2	$870.3	256.1	114.5	$1,240.9	$7,687.7	2,126.5	350.8	$10,165.0	$180.9	$368.4	$14,879.4
Gross contract costs[5]	$13.1	832.8	5.9	$851.8	$25.8	8.1	—	$33.9	$7,121.2	1,456.3	170.0	$8,747.5	$11.0	$22.0	$9,666.2
Platform operating expenses				$1,863.4				$1,175.2				$1,333.8	$207.0	$268.6	$4,848.0
Adjusted EBITDA[1]				$256.1				$97.0				$143.5	$(25.2)	$83.9	$555.3
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $9.5 million for the nine months ended September 30, 2023 within Investment Sales, Debt/Equity Advisory and Other.